                                                                   EXHIBIT 23.3

                      CONSENT OF CUSHMAN & WAKEFIELD, INC.

     We consent to all references to us in Amendment No. 6 to the Registration Statement on Form S-4 of Shelbourne Properties II, Inc. under the captions "SUMMARY," "ALTERNATIVES TO THE CONVERSION" and "EXPERTS."



                                    CUSHMAN & WAKEFIELD, INC.


New York, New York
February 6, 2001